Exhibit

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

On September 29, 2009, Asia Global Holdings Corp. (“the Company” or “AAGH”)) entered into an agreement for the purchase of all the outstanding shares of common stock of Ultra Professional Limited (“UPL”, a company incorporated under the laws of the British Virgin Islands), by issuing 100,000,000 shares of common stock of the Company to the sole shareholder of UPL. This share exchange transaction resulted in the shareholder of UPL obtaining a majority voting interest in the Company. Accounting principles generally accepted in the United States of America (“US GAAP”) require that the company whose shareholders retain the majority interest in a combined entity being treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the stock exchange transaction has been accounted for as recapitalization of AAGH.

On September 30, 2009, the Company entered into and closed an agreement to sell its wholly-owned subsidiary, Sino Trade-Intelligent Development Corp., Limited (a corporation organized under the laws of the Hong Kong Special Administrative Region), to Ms. Jie Xu, for US$1. This transaction was negotiated at arms-length. Ms. Jie Xu is not an affiliate of any of the Company’s shareholders.

The following unaudited pro forma condensed combined financial information give effect to the aforementioned reverse acquisition of the Company and UPL and disposal of its subsidiary, based on the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial information which management believes are reasonable. The unaudited pro forma condensed combined balance sheet is derived from the historical balance sheets of AAGH and UPL as of September 30, 2009 and represents the combined financial position of AAGH and UPL as of September 30, 2009, as if reverse acquisition and disposal of a subsidiary occurred on September 30, 2009. The unaudited pro forma condensed combined statement of operations gives effect to the reverse acquisition of AAGH by UPL and disposal of a subsidiary by AAGH, assuming that both transactions took place on the beginning of the first accounting period presented in these pro forma condensed combined financial information. The pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements and related notes of AAGH and UPL.

The unaudited pro forma combined financial information is not necessarily indicative of operating results or the financial position that the disposal of a subsidiary and reverse acquisition of AAGH was in existence assuming both transactions were completed, and is not necessarily indicative of future operating results.

ASIA GLOBAL HOLDINGS CORP.
(SUCCESSOR OF ULTRA PROFESSIONAL LIMITED)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2009
(Currency expressed in United States Dollars (“US$”))

	AAGH	UPL	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$3,470	$1,001	-	(3,470)	$1,001
Accounts receivable, net	-	57,692	-	-	57,692
Amounts due from related parties	39,677	-	-	(39,677)	-
Income tax recoverable	183,151	-	-	(183,151)	-
Prepayments and other receivables	62,986	-	-	(62,986)	-

Total current assets	289,284	58,693			58,693

Non-current assets:
Intangible assets, net	2,967	-		(2,967)	-
Plant and equipment, net	1,808	1,018	-	(1,808)	1,018

TOTAL ASSETS	$294,059	$59,711			$59,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank overdraft	$9,129	$-	-	(9,129)	$-
Secured bank loans	298,443	-	-	(298,443)	-
Obligation under capital lease	117,670	-	-	(117,670)	-
Accounts payable and accrued liabilities	844,001	34,872	-	(792,719)	86,154
Amounts due to directors	-	6,203	-	-	6,203
Amount due to related parties	15,289	-	-	(15,289)	-
Income tax payable	11,752	3,148	-	(11,752)	3,148

Total current liabilities	1,296,284	44,223			95,505

Stockholders’ (deficit) equity:
Preferred stock	250	-	-	-	250
Common stock	142,138	100	99,900	-	242,138
Additional paid in capital	18,029,654	-		(18,029,654)	-
Accumulated other comprehensive loss	(7,810)	-		7,810	-
(Accumulated deficit) retained earnings	(19,166,457)	15,388	(99,900)	18,972,787	(278,182)

Total stockholders’ (deficit) equity	(1,002,225)	15,488			(35,794)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$294,059	$59,711			$59,711

ASIA GLOBAL HOLDINGS CORP.
(SUCCESSOR OF ULTRA PROFESSIONAL LIMITED)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
From January 1, 2009 to September 30, 2009
(Currency expressed in United States Dollars (“US$”))

	AAGH	UPL	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma Combined

Revenue, net	$36,603	$57,692	-	(36,603)	$57,692

Cost of revenue	-	(17,949)	-	-	(17,949)

Gross profit	36,603	39,743	-	(36,603)	39,743

Operating expenses:
General and administrative	(149,796)	(21,206)	-	(139,796)	(31,206)

Total operating expenses	(149,796)	(21,206)	-		(31,206)

(Loss) income from operation	(113,193)	18,537	-		8,537

Other income (expenses):
Other income	13	-	-	(13)	-
Other expense	(37,849)	-	-	37,849	-

(Loss) income before income taxes	(151,029)	18,537	-		8,537

Income tax expense	-	(3,149)	-	-	(3,149)

NET (LOSS) INCOME	$(151,029)	$15,388	-	-	$5,388

Net loss per share – basic and diluted	$(0.00)				$0.00

Weighted average number of common stock – basic and diluted	137,385,082				237,385,082

ASIA GLOBAL HOLDINGS CORP.
(SUCCESSOR OF ULTRA PROFESSIONAL LIMITED)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
From January 1, 2008 and December 31, 2008
(Currency expressed in United States Dollars (“US$”))

	AAGH	UPL #	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma Combined

Revenue, net	$4,968,145	$-	-	(4,968,145)	$-

Cost of revenue	(4,107,219)	-	-	4,107,219	-

Gross profit	860,926	-	-		-

Operating expenses:
General and administrative	4,390,618	-	-	(4,349,336)	41,282

Total operating expenses	4,390,618	-	-		41,282

Loss income from operation	(3,529,692)	-	-	(3,529,692)	(41,282)

Other income (expenses):
Other income	19,976	-	-	(19,976)	-
Other expense	(87,677)	-	-	87,677	-

Loss before income taxes	(3,597,393)	-	-		(41,282)

Income tax benefit	638,440	-	-	(638,440)	-

LOSS FROM CONTINUING OPERATIONS	(2,958,953)				(41,282)
		-	-
Loss from discontinued operation	(258,386)	-	-	(258,386)	-

NET LOSS	$(3,217,339)	$-	-		$(41,282)

Net loss per share – basic and diluted	$(0.02)				$(0.00)

Weighted average number of common stock – basic and diluted	137,385,082				237,385,082

# UPL was incorporated on January 2, 2009.

ASIA GLOBAL HOLDINGS CORP.
(SUCCESSOR OF ULTRA PROFESSIONAL LIMITED)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

NOTE－1     BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet represents the combined financial position of AAGH and UPL as of September 30, 2009, as if the completion of the below transactions occurred on September 30, 2009:

The Exchange

The share exchange between AAGH and UPL is treated as a reverse acquisition and recapitalization of AAGH whereby UPL is deemed to be the accounting acquirer (legal acquiree) and AAGH to be the accounting acquiree (legal acquirer).

The Disposal

On September 30, 2009, AAGH disposed its wholly-owned subsidiary, Sino Trade-Intelligent Development Corp., Limited and transferred to Ms. Jie Xu, an independent party.

After the consummation of the above two transactions, UPL’s shareholder will collectively hold approximately 41% of the voting rights in the combined entity.

NOTE－2     PRO FORMA ADJUSTMENTS

The unaudited pro forma combined financial information reflects the following pro forma adjustments:

Adjustment 1, relating to the Exchange

1a.	To eliminate the accumulated deficit of AAGH as UPL will be the continuing entity as accounting acquirer for accounting purposes.

1b.	To record the issuance of 100,000,000 shares of the common stock of AAGH at par value of $0.001 in exchange for all the outstanding shares of UPL.

Adjustment 2, relating to the Disposal

To record the disposal of Sino Trade-Intelligent Development Corp., Limited, a wholly-owned subsidiary of AAGH at its carrying values and transfer to an independent party, Ms. Jie Xu. All of AAGH’s assets and liabilities contributed by its subsidiary, Sino Trade-Intelligent Development Corp., Limited. Upon the disposal, AAGH has no assets and liabilities on its balance sheet.